Exhibit 5.1
March 12, 2008
TTM Technologies, Inc.
2630 S. Harbor Blvd.
Santa Ana, CA 92704
     Re:     TTM Technologies, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     As legal counsel to TTM Technologies, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), being filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock (“Common Stock”), par value $0.001 per share, of the Company; (ii) one or more classes or series of shares of preferred stock (the “Preferred Stock”), par value $0.001 per share, of the Company; (iii) one or more series of debt securities of the Company (collectively, the “Debt Securities”); (iv) depositary shares (“Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the “Warrants”); and (vi) the Common Stock, Preferred Stock or Debt Securities that may be issued upon the exercise of the Warrants or in connection with Units, whichever is applicable. The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, and Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus ( the “Prospectus Supplements”) and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $200,000,000.
     The Debt Securities will be issued pursuant to one or more Indentures (each, an “Indenture”), each to be between either of the Company and a financial institution identified therein as the trustee (the “Trustee”).
     The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (each, a “Depositary”).
     The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a “Counterparty”).

TTM Technologies, Inc.
March 12, 2008

     The facts, as we understand them, are set forth in the Registration Statement.
     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
     A. The Certificate of Incorporation of the Company, as amended to date;
     B. The Amended and Restated Bylaws of the Company, as amended to date;
     C. The Registration Statement; and
     D. The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee, (ii) at the time of execution, authentication, issuance and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary and (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.
     As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.
     In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Indenture, the Debt Securities will have been duly authorized, executed and delivered by the Company, and (ii) execution, delivery and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).
     In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of such Deposit

TTM Technologies, Inc.
March 12, 2008

Agreement and such Depositary Shares will not violate the laws of any jurisdiction (provided that as to Delaware General Corporation Law and the federal laws of the United States we make no such assumption).
     In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).
     Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:
     (1) With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (iii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.
     (2) With respect to the Preferred Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (iii) due filing of the Certificate of Amendment with the Delaware Secretary of State setting forth the terms of such Preferred Stock and (iv) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.
     (3) With respect to the Debt Securities, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company and (iii) the due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

TTM Technologies, Inc.
March 12, 2008

     (4) With respect to the Depositary Shares, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement and related matters by the Board of Directors of the Company, (iii) due filing of the Certificate of Amendment with the Delaware Secretary of State setting forth the terms of such Preferred Stock with respect to which Depositary Shares are issued, (iv) the due execution, authentication, issuance and delivery of the Depositary Shares, upon payment of the consideration therefor provided in the applicable purchase, underwriting or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement, and (v) the conditions in the applicable Deposit Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.
     (5) With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act, (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and (iii) the due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     The opinions set forth in paragraphs 3 through 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law, (iii) the discretion of the court before which any proceeding for enforcement may be brought and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.
     Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion

TTM Technologies, Inc.
March 12, 2008

letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be reprinted, reproduced or distributed to, relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.
     We are qualified to practice law in the State of Arizona and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America and the Delaware General Corporation Law. We do not express any opinion herein concerning any law other than the laws of the State of Arizona, the federal laws of the United States and, to the extent set forth herein, the Delaware General Corporation Law. We express no opinion and make no representation with respect to the law of any other jurisdiction.
     This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon, by any other person, firm, or corporation for any purpose, without our prior written consent.
     We hereby expressly consent to (1) any reference to our firm in the Registration Statement, in any registration statement filed pursuant to Rule 462(b) under the Act for this same offering, and in any prospectus supplement filed pursuant to Rule 424 under the Act for this same offering, (2) the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and (3) the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP